As filed with the Securities and Exchange Commission on May 2, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEBIUS GROUP N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Schiphol Boulevard 165

1118 BG, Schiphol, the Netherlands

Tel: +31 20-206-6970

(Address of Principal Executive Offices)

Nebius Group N.V. Amended and Restated Equity Incentive Plan

(Full Title of the Plan)

ADC Tech, Inc.

10 State Street

Newburyport, MA 01950

United States

Tel: +1 832 998 2216

(Name and Address of Agent for Service)

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Nebius Group N.V. (the “Registrant”) solely for the purpose of registering an additional 30,000,000 class A ordinary shares of the Registrant, nominal value €0.01 (the “Class A Shares”) to be offered to participants under the Nebius Group N.V. Amended and Restated Equity Incentive Plan (the “Plan”). The Plan was originally adopted at the annual general meeting of the Registrant’s shareholders on May 27, 2016 and was subsequently amended on June 27, 2019 and amended and restated at the annual general meeting on August 14, 2024.

The Class A Shares registered hereby are in addition to and of the same class as those on the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2016 (File No. 333-213317). In accordance with General Instruction E to Form S-8, the contents of such previously filed registration statement on Form S-8 are hereby incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on April 30, 2025; and

•	the Registrant’s description of its ordinary shares contained in Exhibit 2.1 of the Registrant’s Annual Report on Form 20-F (file no. 001-35173) filed with the Securities and Exchange Commission on April 30, 2025, and including any amendments and reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The exhibits to this registration statement are listed in the below Exhibit Index and are incorporated by reference herein.

Exhibit Index

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith
4.1	Articles of Association of the Registrant, as currently in effect.	20-F	April 30, 2025	1.1
4.2	Nebius Group N.V. Amended and Restated Equity Incentive Plan	20-F	April 30, 2025	2.2
5.1	Opinion of DLA Piper Nederland N.V.				☒
23.1	Consent of Reanda Audit & Assurance B.V.				☒
23.2	Consent of Joint-Stock Company “Technologies of Trust – Audit”				☒
23.3	Consent of DLA Piper Nederland N.V (included in Exhibit 5.1).				☒
24.1	Power of Attorney (incorporated by reference to the signature page hereto).				☒
107	Filing Fee Table				☒

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Schiphol, the Netherlands on May 2, 2025.

NEBIUS GROUP N.V.

By:	/s/ Arkady Volozh
Arkady Volozh
Chief Executive Officer and Executive Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Arkady Volozh and Ophir Nave, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorneys-in-fact and agents to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Arkady Volozh	Chief Executive Officer and Executive Director	May 2, 2025
Arkady Volozh	(Principal Executive Officer)

/s/ Ron Jacobs	Chief Financial Officer	May 2, 2025
Ron Jacobs	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ophir Nave	Chief Operating Officer and Executive Director	May 2, 2025
Ophir Nave

/s/ John Boynton	Non-Executive Director	May 2, 2025
John Boynton

/s/ Elena Bunina	Non-Executive Director	May 2, 2025
Elena Bunina

/s/ Esther Dyson	Non-Executive Director	May 2, 2025
Esther Dyson

/s/ Kira Radinsky	Non-Executive Director	May 2, 2025
Kira Radinsky

/s/ Rogier Rijnja	Non-Executive Director	May 2, 2025
Rogier Rijnja

/s/ Charles Ryan	Non-Executive Director	May 2, 2025
Charles Ryan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below does hereby constitute and appoint Arkady Volozh and Ophir Nave, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the undersigned, a duly authorized representative in the United States of Nebius Group N.V., on this 2nd day of May 2025.

ADC Tech Inc.

By:	/s/ Dmitry Romashev
Name:	Dmitry Romashev
Title:	President